SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2014

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ		07677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 22, 2014 (the “Effective Date”), the Company entered into a settlement agreement with Salix Pharmaceuticals, Inc. (“Salix”), Santarus, Inc. (“Santarus”) and The Curators of the University of Missouri (“Missouri” and, collectively with Salix and Santarus, “Plaintiff Releasors”) to resolve all claims relating to the Company’s sales, commencing in July 2010, of its 20 mg and 40 mg generic Zegerid® (omeprazole/sodium bicarbonate) capsules. As part of the settlement, which provides for the release of all claims against the Company and its affiliates, the Company agreed to pay $100 million to Plaintiff Releasors within five business days after the Effective Date. The Company will pay such amount from currently available cash and will record a charge of approximately $91 million in the third quarter of 2014 in addition to the $9 million previously accrued. The Company currently anticipates that this settlement will be fully deductible for U.S. income tax purposes.

As previously reported, on September 13, 2007, Santarus and Missouri filed a lawsuit against the Company in the U.S. District Court for the District of Delaware alleging infringement of U.S. Patent Nos. 6,699,885; 6,489,346; and 6,645,988 because the Company submitted an ANDA with a Paragraph IV certification seeking FDA approval of 20 mg and 40 mg omeprazole/sodium bicarbonate capsules. On December 20, 2007, Santarus and Missouri filed a second lawsuit alleging infringement of the patents because the Company submitted an ANDA with a Paragraph IV certification seeking FDA approval of 20 mg and 40 mg omeprazole/sodium bicarbonate powders for oral suspension. On October 20, 2008, plaintiffs amended their complaint to add U.S. Patent Nos. 6,780,882 and 7,399,722. On April 14, 2010, the District Court ruled in the Company’s favor, finding that the plaintiffs’ patents were invalid as being obvious and without adequate written description. On July 1, 2010, the Company launched its 20 mg and 40 mg generic omeprazole/sodium bicarbonate capsules product. Santarus and Missouri appealed the District Court’s decision to the U.S. Court of Appeals for the Federal Circuit, and the Company cross-appealed the District Court’s decision of enforceability of plaintiffs’ patents. On September 4, 2012, the Court of Appeals reversed the District Court’s finding of invalidity and remanded to the District Court for further proceedings, and the Company ceased further distribution of its 20 mg and 40 mg generic omeprazole/sodium bicarbonate capsules product. Santarus was acquired by Salix on January 2, 2014.

Pursuant to the settlement agreement, the parties will enter into a stipulation, dismissing the case with prejudice. The Company has agreed to refrain from the reintroduction of its generic Zegerid® products until the expiration of plaintiffs’ patents, the unextended terms of which end July 16, 2016.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of: September 22, 2014

PAR PHARMACEUTICAL COMPANIES, INC. (Registrant)

/s/ Paul V. Campanelli
Paul V. Campanelli, Chief Executive Officer